As filed with the U.S. Securities and Exchange Commission on June 16, 2023

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GUARDION HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-4428421
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2925 Richmond Avenue, Suite 1200 Houston, Texas	77098
(Address of Principal Executive Offices)	(Zip Code)

Guardion Health Sciences, Inc. 2018 Equity Incentive Plan

(Full title of the plan)

Robert N. Weingarten

Chairman

2925 Richmond Avenue, Suite 1200

Houston, Texas 77098

(Name and address of agent for service)

(800) 873-5141

(Telephone number, including area code, of agent for service)

With a copy to:

David I. Sunkin, Esq.

Sheppard, Mullin, Richter & Hampton LLP

333 South Hope Street, 43rd Floor

Los Angeles, California 90071

Telephone: (213) 620-1780

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement registers an additional 166,667 shares of common stock (the “Common Stock”) of Guardion Health Sciences, Inc. (the “Registrant”) that may be offered and sold under the Guardion Health Sciences, Inc. 2018 Equity Incentive Plan, as amended (the “Plan”). This registration statement relates solely to the registration of additional securities of the same class as other securities for which one or more other registration statements filed on this form relating to the same employee benefit plan are effective.

The Registrant initially registered 10,000 shares of its Common Stock issuable under the Plan pursuant to a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 20, 2019 (File No. 333-231603) (the “Original Registration Statement”).

On October 29, 2020, at its Annual Meeting of Stockholders, the Registrant’s stockholders voted affirmatively to amend the Plan to increase the number of shares of Common Stock authorized to be issued pursuant to the Plan to 23,333 shares from 10,000 shares of Common Stock (the “First Amendment”). Pursuant to the First Amendment, the total number of shares of the Registrant’s Common Stock available for grant and issuance under the Plan increased to 23,333 shares. Accordingly, the content of the Original Registration Statement and the First Amendment is incorporated herein by reference pursuant to General Instruction E of Form S-8.

Effective March 1, 2021, the Company amended its Certificate of Incorporation to effectuate a 1-for-6 reverse split of its outstanding shares of Common Stock pursuant to the authority granted to the Board of Directors by the stockholders of the Company. Subsequently, effective January 9, 2023, the Registrant amended its Certificate of Incorporation to effectuate a 1-for-50 reverse split of its outstanding shares of Common Stock pursuant to the authority granted to the Board of Directors by the stockholders of the Registrant. Accordingly, all common share amounts included herein have been adjusted to reflect these reverse stock splits.

On June 16, 2022, at its Annual Meeting of Stockholders, the Registrant’s stockholders voted affirmatively to amend the Plan to increase the number of shares of Common Stock authorized to be issued pursuant to the Plan to 200,000 shares from 23,333 shares of Common Stock (the “Second Amendment”). Pursuant to the Second Amendment, the total number of shares of the Registrant’s Common Stock available for grant and issuance under the Plan increased to 200,000 shares. Accordingly, the content of the Second Amendment is incorporated herein by reference pursuant to General Instruction E of Form S-8, except for Items 3 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this registration statement:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on April 17, 2023 and amended on May 1, 2023 (the “2022 Annual Report”);

●	All other reports of the Registrant filed with the Commission under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the 2022 Annual Report; and

●	The description of the Registrant’s Common Stock, which is contained in Exhibit 4.1 of the 2022 Annual Report, and any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement from the date of filing of such documents; provided, however, that any documents or information deemed to have been furnished, and not filed in accordance with SEC rules, shall not be deemed incorporated by reference into this registration statement.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits

Exhibit Number	Description

4.1	Guardion Health Sciences, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 26, 2021)

4.2	Amendment to the 2018 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 21, 2022)

5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP

23.1*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)

23.2*	Consent of Weinberg & Company, P.A.

24.1*	Power of Attorney (included on signature page)

107	Calculation of Filing Fee Tables

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 16, 2023.

GUARDION HEALTH SCIENCES, INC.

By:	/s/ Robert N. Weingarten
Robert N. Weingarten
Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Robert N. Weingarten, with full power of substitution, his or her true and lawful attorney-in-fact to act for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do in person, hereby ratifying and confirming all that said attorney-in-fact or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Robert N. Weingarten	Chairman and Director	June 16, 2023
Robert N. Weingarten

/s/ Jeffrey Benjamin	Chief Accounting Officer	June 16, 2023
Jeffrey Benjamin

/s/ Mark Goldstone	Director	June 16, 2023
Mark Goldstone

/s/ Donald A. Gagliano	Director	June 16, 2023
Donald A. Gagliano

/s/ Michaela Griggs	Director	June 16, 2023
Michaela Griggs

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